UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2025, Lifeward Ltd. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Meeting”), at which the Company’s shareholders approved the Company’s 2025 Incentive Compensation Plan (the “Plan”), which provides for the grant of stock-based awards to officers, directors and employees of the Company. A description of the material terms of the Plan is contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on June 26, 2025 (the “Proxy Statement”). The description of the Plan is qualified in its entirety by reference to the plan document attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 5.07    Submission of Matters to a Vote of Security Holders.

An aggregate of 5,223,471 ordinary shares, or approximately 45.0% of the Company’s 11,602,266 ordinary shares issued and outstanding as of June 23, 2025, the record date for the Meeting, were present or voted at the Meeting, constituting a quorum. The following proposals were voted upon at the Meeting, with the results of such voting as set forth below.  Proposals No. 1.a, 1.b, 1.c, 2, 3, 4, 6, 7 and 8 received the requisite level of approval by shareholders. Proposal 5 did not receive the requisite level of support. The proposals are described in greater detail in the Proxy Statement.

Results of the Meeting

Proposal No. 1.a: To reelect Mark Grant as a Class II director of the Board, to serve until the 2028 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.

For	Against	Abstain	Broker Non-Votes
1,585,715	219,013	10,296	3,408,447

Proposal No. 1.b: To reelect Dr. John William Poduska as a Class II director of the Board, to serve until the 2028 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.

For	Against	Abstain	Broker Non-Votes
1,195,339	612,112	7,574	3,408,446

Proposal No. 1.c: To reelect Randel E. Richner as a Class II director of the Board, to serve until the 2028 annual meeting of shareholders and until her successor has been duly elected and qualified, or until her office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.

For	Against	Abstain	Broker Non-Votes
1,189,131	618,927	6,967	3,408,446

Proposal No. 2: To ratify the compensation payable to Mark Grant, the Company’s new President and Chief Executive Officer.

For	Against	Abstain	Broker Non-Votes
1,114,794	684,656	15,575	3,408,446

Proposal No. 3: To approve the payment to the individual serving as the Company’s Chairperson of the Board from time to time of an annual fee and an annual equity grant (or cash fee in lieu of an equity grant) that are double the amounts received by other directors of the Company from time to time, effective with the date of the Meeting.

For	Against	Abstain	Broker Non-Votes
1,340,307	462,002	12,716	3,408,446

Proposal No. 4: To approve the Lifeward Ltd. 2025 Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
1,179,799	625,682	9,544	3,408,446

Proposal No. 5: To ratify the shareholders’ previous approval of the issuance of equity compensation (under, and subject to the approval of, Proposal 4) to Ms. Randel E. Richner, a member of the Board, in connection with the additional consulting services provided by Ms. Richner under the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Ms. Richner.

For	Against	Abstain	Broker Non-Votes
811,866	993,112	10,047	3,408,446

Proposal No. 6: To approve amendments to the Company's Articles of Association authorizing an increase in the Company’s authorized share capital.

For	Against	Abstain	Broker Non-Votes
1,360,295	445,416	9,314	3,408,446

Proposal No. 7: To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

For	Against	Abstain
4,247,130	867,401	108,940

Proposal No. 8: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, pursuant to Item 402 of Regulation S-K of the SEC, including the compensation tables and accompanying narrative disclosures.

For	Against	Abstain	Broker Non-Votes
1,129,220	658,819	26,986	3,408,446

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lifeward Ltd. 2025 Incentive Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

By:	/s/ William Mark Grant
Name: Title:	William Mark Grant President and Chief Executive Officer

Dated: August 5, 2025